Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 15, 2022, with respect to the consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 21, 2023